Exhibit 1.1

EXECUTION VERSION

HEALTHSTREAM, INC.

3,365,000 Shares of Common Stock1

UNDERWRITING AGREEMENT

May 21, 2015

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3

St. Petersburg, Florida 33716

  As Representatives of the Several

  Underwriters Named in Schedule A

Ladies and Gentlemen:

SECTION 1. Introductory. HealthStream, Inc. (the “Company”), a Tennessee corporation, has an authorized capital stock consisting of 10,000,000 shares, no par value, of preferred stock, of which no shares will be issued and outstanding as of the First Closing Date hereinafter defined and 75,000,000 shares, no par value, of Common Stock (“Common Stock”), of which 27,791,527 shares were issued and outstanding as of May 21, 2015, and no other shares of Common Stock will have been issued as of the First Closing Date hereinafter defined, except for shares of Common Stock issued upon the vesting of restricted stock units and exercise of stock options outstanding as of the date hereof or shares of Common Stock issued pursuant to this Agreement. The Company proposes to issue and sell 3,365,000 shares of its authorized but unissued Common Stock to the several underwriters named in Schedule A (the “Underwriters”), who are acting severally and not jointly. Such total of 3,365,000 shares of Common Stock proposed to be sold by the Company is hereinafter referred to as the “Firm Shares.” In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of 504,750 additional shares of Common Stock (the “Option Shares”) as provided in Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”

William Blair & Company, L.L.C. and Raymond James & Associates, Inc. (the “Representatives”) have advised the Company that the Underwriters propose to make a public offering (the “Offering”) of their respective portions of the Shares as soon as the Representatives deem advisable.

The Company hereby confirms their agreement with the Underwriters as follows:

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-198059), a related base prospectus (the “Base Prospectus”) and a preliminary prospectus supplement to the Base Prospectus (any such preliminary prospectus supplement, together with the Base Prospectus, a “preliminary prospectus”) with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise indicated all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date

[1]	Plus an option to acquire up to an aggregate of 504,750 additional shares to cover overallotments, if any.

hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the preliminary prospectus in reliance upon Rule 430B. To the extent requested by the Representatives, there have been or will promptly be delivered to the Representatives one signed copy of such registration statement and amendments, and conformed copies of such registration statement and amendments (but without exhibits) and of the related Base Prospectus and preliminary prospectus or prospectuses, and final forms of prospectus for each of the Underwriters.

Such registration statement at the time it was declared effective and the prospectus constituting a part thereof (including, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430B), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the Offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents required to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. Any document filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) prior to the date hereof or during the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, and incorporated by reference into the Registration Statement, when such document was or is filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain, as of the date such document was or is filed with the Commission, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, if applicable, and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As of the Applicable Time hereinafter defined, neither (x) the Issuer General Use Free Writing Prospectus(es) hereinafter defined issued at or prior to the Applicable Time, the Statutory Prospectus hereinafter defined as of the Applicable Time and the information in Schedule C, all being considered together (collectively, the “Disclosure Package”) nor (y) any individual Issuer Limited Use Free Writing Prospectus hereinafter defined issued at or prior to the Applicable Time, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As used in this Section 2(b) and elsewhere in this Agreement:

“Applicable Time” means 5:15 P.M., Chicago Time, on May 21, 2015 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus made, used, authorized or referred to by the Company that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus, as supplemented by the preliminary prospectus supplement, relating to the Shares that is included in the Registration Statement immediately prior to that time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(b) shall not apply to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof, it being agreed that the only such information furnished by any Underwriter is the information described in Section 3.

At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(c) The Company and its subsidiaries have been duly incorporated or formed and are validly existing as a corporation or limited liability company in good standing under the laws of their respective places of incorporation or formation, as the case may be, with requisite corporate power or limited liability company power, as applicable, and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as a foreign corporation or a limited liability company under the law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect upon the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The States of California, Florida, Tennessee, Texas and Maryland are the only jurisdictions in which the Company or any of its subsidiaries maintains an office or leases property. Decision Critical, Inc., a Texas corporation and a subsidiary of the Company, is not a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act.

(d) The authorized capital of the Company conforms to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are, in the case of each subsidiary that is a corporation, fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(e) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform in all material respects to the description thereof contained in the Prospectus.

(f) The Shares have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus.

(g) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and will not (i) violate the Company’s charter or bylaws, (ii) result, except as would not reasonably be expected to have a Material Adverse Effect, in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under, (A) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court, regulatory body, administrative agency or other governmental body entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for compliance with the 1933 Act and blue sky laws applicable to the Offering of the Shares by the several Underwriters and clearance of such offering with the Financial Industry Regulatory Authority (“FINRA”). This Agreement has been duly executed and delivered by the Company.

(h) Ernst & Young, LLP, who has expressed its opinions with respect to certain of the financial statements and schedules included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and to the Company’s knowledge, such accounting firm is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(i) Lattimore Black Morgan & Cain, PC, who has expressed its opinions with respect to certain of the financial statements and schedules included or incorporated by reference in the Registration Statement, is an independent auditor within the meaning of the applicable rules and regulations thereunder adopted by the American Institute of Certified Public Accountants (“AICPA”), and to the Company’s knowledge, such accounting firm is not in violation of the auditor independence requirements of the AICPA with respect to HealthLine Systems, LLC, a California limited liability company (“HLS”).

(j) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein.

(k) The historical financial statements of HLS incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of HLS as of the respective dates of such financial statements, and the consolidated statements of operations and cash flows of HLS for the respective periods covered thereby, all in conformity with GAAP consistently applied throughout the periods involved, except as disclosed therein. The historical financial statements of HLS incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus conform in all material respects to all applicable requirements of the 1933 Act and Regulation S-X, and the related rules and regulations of the Commission thereunder, including, without limitation, with respect to the content and presentation of such financial statements and the periods covered hereby.

(l) The forecasts and estimates included or incorporated by reference in the Disclosure Package and the Prospectus regarding the Company’s financial performance for the full fiscal year 2015 have each been formulated by the Company in good faith based on assumptions that the Company believes to be reasonable. The statistical and market-related data included in the Disclosure Package and the Prospectus is based on or derived from sources that the Company believes are reliable and accurate in all material respects.

(m) The pro forma financial statements and other pro forma information included or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

(n) The financial information set forth in the Prospectus under “Summary Financial Data” presents fairly on the basis stated in the Prospectus, the information set forth therein.

(o) All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(p) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) Neither the Company nor any subsidiary is in violation of its organizational documents or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and, to the Company’s knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults that neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

(r) There are no material legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Prospectus, or that if determined adversely to the Company would adversely affect the consummation of the transactions contemplated by this Agreement.

(s) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock.

(t) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), except as disposed of in the ordinary course of business consistent with past practices, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or that are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as a whole under valid and binding leases, with such exceptions as are not material to the Company and do not materially interfere with the use made or proposed to be made of such real property.

(u) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as otherwise disclosed in or contemplated by the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in any such case not in the ordinary course of business, and (ii) there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, equity interests, short-term debt or long-term debt.

(w) There is no material document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(x) Except as disclosed in the Disclosure Package and the Prospectus, the Company, together with its subsidiaries, owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any written notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(y) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(z) The Company and its subsidiaries possess certificates, authorizations, accreditations or permits issued by appropriate governmental agencies or bodies necessary for and material to the conduct of the business now operated by them, and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(aa) All offers and sales of the Company’s capital stock prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(bb) The Company has filed all federal, state and local income and franchise tax returns that were required to be filed prior to the date hereof, after taking into account all applicable extensions obtained, and has paid all taxes shown as due thereon, except where the failure to file or the non-payment of such taxes would not reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that could have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(cc) A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has become effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Common Stock is listed on The NASDAQ Global Select Market.

(dd) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such disclosure controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such disclosure controls and procedures, to the extent applicable, in preparing and evaluating the disclosures relating to the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(ee) The Company and, except as disclosed in the Disclosure Package and the Prospectus with respect to HLS, its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) The Company is not and, after giving effect to the Offering and use of proceeds therefrom will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (“Investment Company Act”).

(gg) No transaction has occurred between or among the Company or its subsidiaries and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(hh) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Rules of The NASDAQ Stock Market (the “Exchange Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(ii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(jj) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder.

(kk) None of the Company and its subsidiaries is involved in any material labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers and has not received notice from any of its “executive officers,” as such term is defined by the rules of the Commission, that such executive officer does not intend to remain in the employment of the Company.

(ll) At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares and at the date hereof, the Company was not and is not an ineligible issuer. The Company has paid the registration fee for the Offering and the Shares pursuant to Rule 456(a) and 457(o) under the 1933 Act.

(mm) To the extent that the Company or any of its subsidiaries is a “covered entity” or “business associate” as defined under Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), each of the Company and its subsidiaries is in compliance with the applicable requirements of HIPAA and the rules promulgated thereunder, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(gg) The Company and its subsidiaries (A) have operated their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations applicable to the Company’s and its subsidiaries’ receipt, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all user data and all other information, including personally identifiable information, financial data, Internet Protocol addresses, mobile device identifiers and website usage activity (“Personal Data”), (B) have implemented, maintain and are in compliance in all material respects with policies and procedures designed to ensure the privacy, integrity, security and confidentiality of all Personal Data handled, processed, collected, shared, transferred, used, disclosed and/or stored by the Company or its subsidiaries in connection with the Company’s and its subsidiaries’ operation of their respective businesses, (C) have been and are in compliance in all material respects with policies and procedures designed to ensure privacy and data protection laws are complied with, and (D) have required and do require all third parties to which they provide any Personal Data to maintain in all material respects the privacy and security of such Personal Data. There is no pending or, to the Company’s knowledge, threatened in writing, material action, suit, proceeding, investigation or claim by a third party that the Company or any subsidiary is in default in any material respect of any of its contractual commitments or in violation in any material respect of any privacy policies or any law or regulation applicable to the Company relating to its collection, use, storage, or disclosure of data from or about natural persons, computers, or other devices. The Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(oo) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities.

(qq) The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 3. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to the public offering price and underwriting discount for the Offering and (b) in paragraphs 3, 11, 12 and 13 under “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

SECTION 4. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company 3,365,000 Firm Shares at a purchase price per share of $25.4125. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares which (as nearly as practicable, as determined by the Representatives) bears to 3,365,000, the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement.

At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430B, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after the date hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to the Representatives at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, uncertificated book-entry shares representing the Firm Shares to be sold by them, against payment of the purchase price therefor by delivery of same-day funds, by wire transfer or otherwise, with respect to the Company, to an account designated by the Company. Such time of delivery and payment is herein referred to as the “First Closing Date.” The uncertificated book-entry shares for the Firm Shares to be so delivered will be registered in such names as the Representatives request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 504,750 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised from time to time within 30 days after the date of the Prospectus first filed by the Company pursuant to Rule 424(b) under the 1933 Act (the “Rule 424 Prospectus”) upon written notice by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which such shares are to be registered and the time and place at which such shares will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by the Representatives, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as the Representatives in their absolute discretion may make). The manner of payment for and delivery of the Option Shares shall be the same as specified in the preceding paragraph with respect to the Firm Shares sold by the Company.

The Representatives have advised the Company that each Underwriter has authorized them to accept delivery of such Underwriter’s Shares, to make payment and to acknowledge receipt therefor. The Representatives, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by them by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 5. Covenants of the Company. The Company covenants and agrees that:

(a) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will advise the Representatives promptly of its receipt of written notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering, and will also advise the Representatives promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Shares that differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company will advise the Representatives promptly upon becoming aware thereof and will promptly prepare and file with the Commission an amendment or supplement or other appropriate filing under the Exchange Act that will be incorporated by reference into the Prospectus which will correct such statement or omission or an amendment which will effect such compliance.

(d) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

(f) The Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act, no later than the date on which the Company would be required to file its reports under the Exchange Act containing such information.

(g) During such period as a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will furnish to the Representatives at its expense, subject to the provisions of subsection (d)

hereof, copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus (hereinafter defined), each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the 1933 Act.

(h) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as the Representatives designate, to the extent qualification or registration is required under the applicable laws of such jurisdictions, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(i) During the period of two years hereafter, the Company will furnish the Representatives with a copy, if not publicly available on the websites of the Commission or the Company, (i) as soon as practicable after the filing thereof, of each periodic or current report filed by the Company with the Commission, and any material filings with any securities exchange or FINRA; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each annual report of the Company mailed to shareholders.

(j) The Company will use the proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(k) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430B, then immediately following the execution hereof, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430B and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430B, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

(l) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, for so long as the Company is subject to the Exchange Act, the Company will comply in all material respects with all registration, filing and reporting requirements of the Exchange Act and The NASDAQ Global Select Market; and the Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(m) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, for so long as the Company is subject to the Exchange Act, the Company will maintain such disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, without limitation, disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company and its subsidiaries is made known to them by others within those entities.

(n) During the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, for so long as the Company is subject to the Exchange Act, the Company and, except as disclosed in the Disclosure Package and the Prospectus with respect to HLS, its subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Company’s filings under the Exchange Act fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, encumber, pledge, transfer, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of) any shares of Common Stock or securities, options or rights convertible or exchangeable into, or exercisable for, Common Stock; (ii) enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock; or (iii) publicly disclose the intention to do any of the foregoing (except, in the case of each of sub-clauses (i)-(iii) of this Section 5(o), (a) Common Stock sold pursuant to this Agreement (including the Option Shares), (b) the grant of options and issuance of Common Stock pursuant to the Company’s existing stock incentive plans, and (c) the issuance of Common Stock upon the exercise of any outstanding options to purchase Common Stock, without the prior written consent of William Blair & Company, L.L.C. for a period of 90 days (the “Lock-Up Period”) after the date of the Rule 424 Prospectus; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless William Blair & Company, L.L.C. waive, in writing, such extension.

SECTION 6. Covenants of the Company and the Underwriters. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated, the Company agrees to pay: (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement and a blue sky memorandum; (ii) all costs, fees and expenses (including reasonable and documented legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares; (iii) the fees incident to clearance of the Offering with FINRA; (iv) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters; and (v) all costs, fees and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the second paragraph of Section 2(b).

SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the

Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of their respective obligations hereunder, and to the following additional conditions:

(a) Prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission. If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the preliminary prospectus in reliance on Rule 430B, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)).

(b) The Shares shall have been qualified for sale under any applicable blue sky laws of such jurisdictions as shall have been specified by the Representatives.

(c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d) The Representatives shall not have advised the Company that the Registration Statement, the Disclosure Package, any Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, that materially and adversely affects particularly the business or operations of the Company or its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to proceed with the Offering as contemplated hereby.

(f) There shall have been furnished to the Representatives, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i) (A) An opinion or opinions of Bass, Berry & Sims PLC, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters; and (B) an opinion or opinions of special counsels to the subsidiaries of the Company organized under the laws of California, Maryland and New York, respectively, covering certain state law matters with respect to such subsidiaries addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters;

(ii) Such opinion or opinions of Sidley Austin LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the existence of the Company, the validity of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

(iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and

(3) subsequent to the date of the most recent financial statements included or incorporated by reference in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, (A) none of the Company and its consolidated subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any change that has had or would reasonably be expected to have a Material Adverse Effect or any material change in their short-term debt or long-term debt.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company and not of the individual signing officers as to the facts required in the immediately foregoing clauses (1), (2) and (3) to be set forth in said certificate.

(iv) On the date hereof and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to the Representatives a letter addressed to them, as Representatives of the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm, dated as of such date, in form and substance reasonably satisfactory to the Underwriters. There shall not have been any material change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the reasonable judgment of the Representatives to proceed with the Offering or purchase of the Shares as contemplated hereby.

(v) On the date hereof and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to the Representatives a letter addressed to them, as Representatives of the Underwriters, from Lattimore Black Morgan & Cain, PC, an independent registered public accounting firm, dated as of such date, in form and substance reasonably satisfactory to the Underwriters. There shall not have been any material change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the reasonable judgment of the Representatives to proceed with the Offering or purchase of the Shares as contemplated hereby.

(vi) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, regarding certain statistical or financial figures included or incorporated by reference in the Prospectus which any Representative may reasonably request and which have not been otherwise verified by the letters referred to in clauses (iv) and (v) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(vii) Such further certificates and documents as any Representative may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and to Sidley Austin LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon written notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

SECTION 9. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse the Representatives and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been reasonably incurred by the Representatives and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and Section 11 shall at all times be effective and shall apply.

SECTION 10. Effectiveness of Registration Statement. The Representatives and the Company will use their respective best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

SECTION 11. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein. In addition to its other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the information referenced in Section 3 of this Agreement (which is the only information furnished by the Underwriters for inclusion therein); and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses. In the event that it is finally judicially determined that the Company was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Company will promptly return all sums that had been advanced pursuant hereto.

(c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of outside counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses) bears to, and in the case of the Underwriters, as the underwriting discount received by them bears to, the total of such amounts paid to the Company and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the aggregate underwriting discount or commission applicable to the Shares purchased by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11(d) are several in proportion to their respective underwriting commitments and not joint.

(e) The provisions of this Section 11 shall survive any termination of this Agreement.

SECTION 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a) This Agreement may be terminated by the Company by written notice to the Representatives or by the Representatives by written notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company.

(b) This Agreement may also be terminated by the Representatives prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange or The NASDAQ Stock Market shall have been suspended or minimum prices shall have been established on such exchange or market, or (ii) a banking moratorium shall have been declared by Illinois, New York or United States authorities, or (iii) there shall have been any material adverse change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the Offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power or terrorist organization which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Representatives c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606 and Raymond James & Associates, Inc., 880 Carillon Parkway, Tower 3, St. Petersburg, Florida 33716, with a copy to Michael P. Heinz, c/o Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to J. Page Davidson, c/o Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201.

SECTION 16. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its or their shareholders, creditors, employees or any other party, (c) no

Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its and their own legal, accounting, regulatory and tax advisors to the extent it and they deemed appropriate.

SECTION 17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 18. Representation of Underwriters. William Blair & Company, L.L.C. and Raymond James & Associates, Inc. will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

SECTION 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 20. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including the Representatives, all in accordance with its terms.

Very truly yours,

HEALTHSTREAM, INC.

By:	/s/ Robert A. Frist, Jr.
Name:	Robert A. Frist, Jr.
Title:	Chief Executive Officer, President and Chairman

Company’s signature page to the Underwriting Agreement

The foregoing Agreement is hereby

confirmed and accepted as of

the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Brett Paschke
Name:	Brett Paschke
Title:	Head of ECM

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Reed Welch
Name:	Reed Welch
Title:	Managing Director

Acting as Representatives of the

several Underwriters named in

Schedule A.

Representatives’ signature page to the Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased
William Blair & Company, L.L.C.	1,261,876
Raymond James & Associates, Inc.	1,261,875
Avondale Partners, L.L.C.	378,562
Craig-Hallum Capital Group L.L.C.	378,562
First Analysis Securities Corp.	84,125

TOTAL	3,365,000

A-1

SCHEDULE B

Issuer General Use Free Writing Prospectuses

None.

B-1

SCHEDULE C

Pricing Information

•	Price to Public: $26.75

•	Underwriting Discount: $1.3375

•	Expected Settlement Date: May 28, 2015

C-1